UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported)           August 4, 2000
                                          --------------------------------------


                                 INTERFACE E.COM, INC.
     ---------------------------------------------------------------------
                (Exact name of registrant as specified in its chapter)


              Nevada                             000-28309                              88-0430739
   ----------------------------          ------------------------        ------------------------------------
   (State or other jurisdiction          (Commission File Number)        (I.R.S. Employer Identification No.)
         of incorporation)

          1100 MELVILLE STREET, 6TH FLOOR, VANCOUVER, BC                               V6E 4A6
          ----------------------------------------------                            ---------------
               (Address of principal executive offices)                               (Zip Code)

Registrant's telephone number, including area code  (604) 689-2944
                                                    --------------

                              #133 - 11121 Horseshoe Way, Richmond, BC, V7A 5G7
              --------------------------------------------------------------------------------
                        (Former name or former address, if changed since last report)


                      INFORMATION TO BE INCLUDED IN REPORT

ITEM 5.  OTHER EVENTS.

On July 13, 2000, Jon S. Suk resigned as a director and as the president of Interface, James Y. Suk resigned as a director and as the secretary of Interface, and Debashis Roy resigned as director and as the treasurer of Interface. However, these directors did not resign over any disagreement with Interface. They were simply replaced by the new director of Interface.

In their place, Feliberto Gurat, Jr. was appointed the sole director of Interface. Each director of Interface holds office until (i) the next annual meeting of the stockholders, (ii) his successor has been elected and qualified, or (iii) the director resigns.

Feliberto Gurat, Jr. was also appointed the president, secretary and treasurer of Interface on July 13, 2000.

In the past five years, Mr. Gurat (28 years old) has been involved with venture capital companies. In 1992 he completed the Canadian Securities Course. In the past two years, Mr. Gurat has been active in investor relations for OTCBB listed companies. For the three years prior to that Mr. Gurat was a broker involved in primarily Canadian venture companies. Mr. Gurat holds no directorships in any other reporting company.

Also, effective July 20, 2000, Interface forward split it issued and outstanding shares, of which 2,000,000 were previously issued, on a "one old for 9 new"
basis, resulting in 18,000,000 shares of common stock being issued and outstanding as of July 20, 2000. The board of directors approved the forward split on July 17, 2000.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Interface E.com, Inc. has duly caused this report to be signed on its behalf by the undersigned, who is duly authorized.


                                        INTERFACE E.COM, INC.



Dated August 4, 2000                    By: /s/ Feliberto Gurat, Jr
                                           ------------------------------------
                                           Feliberto Gurat, Jr. - President